Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 3, 2023	Brandon J. Haspett Investor Relations 716-857-7697	Timothy J. Silverstein Treasurer 716-857-6987

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2023 fiscal year and for the six months ended March 31, 2023.

FISCAL 2023 SECOND QUARTER SUMMARY
•GAAP net income of $140.9 million, or $1.53 per share, compared to GAAP net income of $167.3 million, or $1.82 per share, in the prior year.
•Adjusted operating results of $141.8 million, or $1.54 per share, compared to $154.4 million, or $1.68 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Net cash provided by operating activities fiscal year to date of $711 million, an increase of $285 million or 67%, compared to $426 million in the prior year.
•E&P segment net Appalachian natural gas production of 93.2 Bcfe, an increase of 9.7 Bcfe, or 12%, higher than prior year and 3% higher than fiscal 2023 first quarter.
•Joint settlement agreement filed in Utility's Pennsylvania rate case for increase in base rates of $23 million (black box settlement) and the addition of a weather normalization mechanism. This joint settlement, pending PaPUC approval, would become effective in August.
•Company is revising its fiscal 2023 earnings guidance to a range of $5.10 to $5.40 per share, while maintaining capital expenditure guidance with a range of $830 million to $940 million.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “The Company had strong operational results in the second quarter amidst a challenging commodity price backdrop. Over the first six months of fiscal 2023, we experienced a significant year-over-year increase in free cash flow generation, affording us the flexibility to reduce our absolute leverage levels and further strengthen our investment grade balance sheet.

“With respect to the balance of the fiscal year, our consistent approach to hedging, combined with the durability of our rate-regulated cash flows, position us well to navigate current natural gas pricing headwinds. As we look further ahead, our ongoing investment in the modernization of our rate-regulated infrastructure, along with Seneca’s growing natural gas production and an improved long-term outlook for natural gas prices, should continue to drive significant free cash flow.”

ACQUISITION OF BOLT-ON UPSTREAM ASSETS IN EASTERN DEVELOPMENT AREA

Seneca has entered into an agreement to acquire upstream assets in northwest Tioga County, Pennsylvania from Southwestern Energy for total consideration of $127.0 million, subject to certain purchase price adjustments at closing.

As part of the transaction, Seneca has agreed to purchase approximately 30,000 net acres located in Tioga and Potter counties, Pennsylvania. At closing, these assets are expected to have flowing net production of approximately 20 million cubic feet per day. The transaction is anticipated to close on June 1, 2023 and is subject to customary closing conditions.

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Additionally, Seneca entered into two separate transactions to acquire approximately 6,000 bolt-on fee and lease acres, with a modest amount of production and one proved developed non-producing well, in its Lycoming and Tioga operating areas for total consideration of between $20 and $25 million, subject to closing and title adjustments.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2023	2022	2023	2022
Reported GAAP Earnings	$140,880	$167,328	$310,570	$299,720
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	2,471	—	2,273	—
Tax impact of unrealized (gain) loss on derivative asset	(677)	—	(623)	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,068)	2,170	(1,278)	6,659
Tax impact of unrealized (gain) loss on other investments	224	(456)	268	(1,398)
Reduction of other post-retirement regulatory liability (Utility)	—	(18,533)	—	(18,533)
Tax impact of reduction of other post-retirement regulatory liability	—	3,892	—	3,892
Adjusted Operating Results	$141,830	$154,401	$311,210	$290,340

Reported GAAP Earnings Per Share	$1.53	$1.82	$3.37	$3.26
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.02	—	0.02	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	0.02	(0.01)	0.05
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	(0.16)	—	(0.16)
Rounding	—	—	(0.01)	—
Adjusted Operating Results Per Share	$1.54	$1.68	$3.37	$3.15

FISCAL 2023 GUIDANCE UPDATE

National Fuel is revising its fiscal 2023 earnings guidance with updated forecast assumptions and projections. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $5.10 to $5.40 per share, a decrease of $0.30 per share from the midpoint of the Company’s prior guidance range. The decrease from the Company’s prior earnings guidance primarily reflects the impact of lower natural gas prices, as the rest of the Company's assumptions and projections are unchanged.

The Company is now assuming that NYMEX natural gas prices will average $2.50 per MMBtu for the remainder of fiscal 2023, a decrease of $0.75 per MMBtu from the $3.25 per MMBtu assumed in the previous guidance. For guidance purposes, the Company’s updated natural gas price projections approximate the current NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

The Exploration and Production segment’s fiscal 2023 net production guidance range of 370 to 390 Bcfe remains unchanged. Capital expenditures are expected to be within the range of $525 to $575 million, which is consistent with prior guidance. During the first half of the year, the Company operated a two-rig program with a dedicated completion crew, while also periodically utilizing a top-hole rig and an additional completion crew. As previously planned, activity levels are expected to decrease during the remainder of the fiscal year as the Company drops its top-hole rig and only utilizes its dedicated completion crew.

Seneca currently has firm sales contracts in place for approximately 92% of its projected remaining fiscal 2023 production, limiting its exposure to in-basin markets. Approximately 77% of Seneca’s expected remaining fiscal 2023 production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or was entered into at a fixed price.

The Company’s other guidance assumptions remain unchanged from the previous guidance. The details are outlined in the table on page 7.

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DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2023 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the six months ended March 31, 2023 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2023	2022	Variance
GAAP Earnings	$60,982	$71,121	$(10,139)
Unrealized (gain) loss on derivative asset, net of tax	1,794	—	1,794
Adjusted Operating Results	$62,776	$71,121	$(8,345)

Adjusted EBITDA	$154,574	$158,450	$(3,876)

Seneca’s second quarter GAAP earnings decreased $10.1 million versus the prior year. Higher production and Appalachian realized natural gas prices were more than offset by the loss of earnings related to Seneca's crude oil production in California which was divested in June 2022. This decrease includes an unrealized loss of $2.5 million ($1.8 million after-tax) recognized from a reduction in the implied fair value of an asset related to the contingent consideration in connection with this divestiture. Excluding this loss, Seneca's earnings decreased $8.3 million.

Seneca produced 93.3 Bcfe during the second quarter, an increase of 6.2 Bcfe, or 7%, from the prior year. This increase was a result of a 9.7 Bcf increase, or 12%, in Appalachian natural gas production, partially offset by a 3.5 Bcfe decrease in production related to the aforementioned California sale.

Seneca’s average Appalachian realized natural gas price, after the impact of hedging and transportation costs, was $2.58 per Mcf, an increase of $0.02 per Mcf from the prior year. The lower Appalachian natural gas prices, before the impact of hedging, were more than offset by an increase in the weighted average hedge price compared to the prior year second quarter.

On an absolute basis, lease operating and transportation expense (“LOE”) decreased $6.8 million primarily due to the California sale. Partly offsetting that decrease were increases in LOE from higher transportation and gathering costs as a result of increased production, as well as higher water management and well maintenance costs in Appalachia. LOE expense includes $55.3 million in intercompany expense for gathering and compression services used to connect Seneca’s production to sales points along interstate pipelines. On a per unit basis, LOE was $0.71 per Mcfe, a decrease of $0.12 per Mcfe from the prior year.

General and administrative (“G&A”) expense decreased by $1.4 million largely due to the California sale. On a per unit basis, G&A expense was $0.19 per Mcfe, a decrease of $0.03 per Mcfe from the prior year. The decrease in Seneca’s other operating expenses of $2.7 million was also primarily due to the sale of Seneca’s California assets. Other taxes decreased $2.4 million largely attributable to both the impact of the sale of Seneca's California assets as well as lower Impact Fees in Pennsylvania.

Depreciation, depletion and amortization (“DD&A”) expense increased $8.1 million due to higher natural gas production and a higher per unit DD&A rate, which was driven by an increase in capitalized costs in Seneca’s full cost pool. DD&A expense was $0.63 per Mcfe, an increase of $0.05 per Mcfe from the prior year.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2023	2022	Variance
GAAP Earnings	$23,858	$25,470	$(1,612)

Adjusted EBITDA	$58,926	$61,371	$(2,445)

The Pipeline and Storage segment’s second quarter GAAP earnings decreased $1.6 million versus the prior year primarily due to higher operation and maintenance (“O&M”) expense, partially offset by an increase in other income. O&M expense increased $2.8 million primarily due to higher personnel, pipeline integrity, and compressor maintenance costs. The increase in other income of $1.3 million was primarily attributable to a higher weighted average interest rate on intercompany short-term notes receivables.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2023	2022	Variance
GAAP Earnings	$24,334	$22,092	$2,242

Adjusted EBITDA	$46,263	$43,056	$3,207

The Gathering segment’s second quarter GAAP earnings increased $2.2 million versus the prior year primarily due to higher operating revenues, partially offset by higher O&M expense and higher DD&A expense. Operating revenues increased $4.4 million, or 8%, which was the result of a 5.6 Bcf increase in gathered volumes due to an increase in Seneca’s natural gas production. The increase in O&M expense of $1.2 million was due to higher compression leasing expenses, as well as increases in personnel expenses and costs for materials. DD&A expense increased $0.6 million due primarily to higher average depreciable plant in service compared to the prior year.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2023	2022	Variance
GAAP Earnings	$31,720	$53,048	$(21,328)
Reduction of other post-retirement regulatory liability, net of tax	—	(14,641)	14,641
Adjusted Operating Results	$31,720	$38,407	$(6,687)

Adjusted EBITDA	$65,820	$77,529	$(11,709)

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The Utility segment’s second quarter GAAP earnings decreased $21.3 million versus the prior year. Distribution's prior-year second quarter earnings included a $14.6 million (after-tax) reduction in an other post-employment benefit (“OPEB”) regulatory liability as a result of the February 2022 conclusion of a rate proceeding in Distribution's Pennsylvania service territory.

Excluding the impact of the reduction in the OPEB-related regulatory liability recorded in the prior year's second quarter, the Utility segment's second quarter earnings decreased $6.7 million, due to lower customer margins (operating revenues less purchased gas sold), along with higher O&M and interest expense, partially offset by a decrease in non-service pension and OPEB costs and higher other income.

The decline in customer margin of $8.5 million was due primarily to a $8.0 million reduction in base rates in New York as a result of a rate proceeding that became effective October 1, 2022 which temporarily reduced the Utility’s recovery of pension and OPEB expenses to zero. In addition to lowering rates, the proceeding mandated a corresponding decrease in pension and OPEB expense, most of which had been previously recorded in “below the line” non-service pension and OPEB costs. Additionally, customer margin was lower due to a decrease in customer usage related to weather that was 11% warmer than last year in Pennsylvania (where the Company's current rates are not subject to a weather normalization adjustment mechanism). These decreases were partially offset by higher revenues from the Company’s system modernization tracking mechanism in its New York service territory.

O&M expense increased by $3.0 million due primarily to higher personnel costs and an increase in legal and consulting expenses related to the current Pennsylvania rate case proceeding filed in October 2022. An increase in the accrual for uncollectible accounts, which was generally in line with the increase in the Utility segment’s revenue, also contributed to higher O&M expense for the quarter. Interest expense increased $4.2 million due primarily to a higher weighted average interest rate on intercompany short-term borrowings. The increase in other income of $1.5 million was primarily attributable to interest earned on deferred gas costs.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of less than $0.1 million in the current quarter, which was $4.4 million lower than the combined net loss of $4.4 million in the prior-year second quarter. The reduction in the net loss was primarily driven by unrealized gains on investment securities recognized in the current quarter compared to unrealized losses on investment securities recognized in the prior-year second quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, May 4, 2023, at 11 a.m. Eastern Time to discuss this announcement. To pre-register for this call (recommended), please visit https://www.netroadshow.com/events/login?show=96471e60&confld=49148. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-833–470–1428 and provide Access Code 565178. The teleconference will be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. An audio replay of the teleconference call will be available until Thursday, May 11, 2023. To access the telephone replay, dial U.S. toll free 1-866-813-9403 and provide Access Code 313864.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In
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addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company’s ability to complete planned strategic transactions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2023. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the six months ended March 31, 2023, including: (1) after-tax unrealized losses on a derivative asset, which reduced earnings by $0.02 per share; and (2) after-tax unrealized gains on other investments, which increased earnings by $0.01 per share. While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the six months ending September 30, 2023, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2023 Guidance	Updated FY 2023 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$5.35 to $5.75	$5.10 to $5.40
Consolidated Effective Tax Rate	~ 25 - 25.5%	~ 25 - 25.5%

Capital Expenditures (Millions)*
Exploration and Production	$525 - $575	$525 - $575
Pipeline and Storage	$110 - $130	$110 - $130
Gathering	$85 - $105	$85 - $105
Utility	$110 - $130	$110 - $130
Consolidated Capital Expenditures	$830 - $940	$830 - $940

Exploration & Production Segment Guidance**

Commodity Price Assumptions
NYMEX natural gas price	$3.25 /MMBtu	$2.50 /MMBtu
Appalachian basin spot price	$2.25 /MMBtu	$1.80 /MMBtu

Production (Bcfe)	370 to 390	370 to 390

E&P Operating Costs ($/Mcfe)
LOE	$0.67 - $0.69	$0.67 - $0.69
G&A	$0.17 - $0.19	$0.17 - $0.19
DD&A	$0.60 - $0.64	$0.60 - $0.64

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$230 - $245	$230 - $245
Pipeline and Storage Segment Revenues	$360 - $380	$360 - $380

* Capital expenditures guidance excludes capital related to recently announced acquisitions.
** Commodity price assumptions are for the remaining 6 months of the fiscal year.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2022 GAAP earnings	$71,121	$25,470	$22,092	$53,048	$(4,403)	$167,328
Items impacting comparability:
Reduction of other post-retirement regulatory liability				(18,533)		(18,533)
Tax impact of reduction of other post-retirement regulatory liability				3,892		3,892
Unrealized (gain) loss on other investments					2,170	2,170
Tax impact of unrealized (gain) loss on other investments					(456)	(456)
Second quarter 2022 adjusted operating results	71,121	25,470	22,092	38,407	(2,689)	154,401
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	19,077					19,077
Higher (lower) crude oil production	(28,690)					(28,690)
Higher (lower) realized natural gas prices, after hedging	(1,289)					(1,289)
Higher (lower) other operating revenues	(2,580)					(2,580)
Midstream Revenues
Higher (lower) operating revenues			3,458			3,458
Downstream Margins***
Impact of usage and weather				(2,919)		(2,919)
Impact of new rates****				(6,333)		(6,333)
System modernization tracker revenues				1,729		1,729
Operating Expenses
Lower (higher) lease operating and transportation expenses	5,344					5,344
Lower (higher) operating expenses	3,184	(2,241)	(920)	(1,718)		(1,695)
Lower (higher) property, franchise and other taxes	1,872					1,872
Lower (higher) depreciation / depletion	(6,366)		(439)			(6,805)
Other Income (Expense)
(Higher) lower other deductions	1,032	927		5,517	562	8,038
(Higher) lower interest expense				(3,395)	1,917	(1,478)
Income Taxes
Lower (higher) income tax expense / effective tax rate	35	(60)	(224)	806	(205)	352
All other / rounding	36	(238)	367	(374)	(443)	(652)
Second quarter 2023 adjusted operating results	62,776	23,858	24,334	31,720	(858)	141,830
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(2,471)					(2,471)
Tax impact of unrealized gain (loss) on derivative asset	677					677
Unrealized gain (loss) on other investments					1,068	1,068
Tax impact of unrealized gain (loss) on other investments					(224)	(224)
Second quarter 2023 GAAP earnings	$60,982	$23,858	$24,334	$31,720	$(14)	$140,880

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2022 GAAP earnings per share	$0.77	$0.28	$0.24	$0.58	$(0.05)	$1.82
Items impacting comparability:
Reduction of other post-retirement liability, net of tax				(0.16)		(0.16)
Unrealized (gain) loss on other investments, net of tax					0.02	0.02
Second quarter 2022 adjusted operating results per share	0.77	0.28	0.24	0.42	(0.03)	1.68
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.21					0.21
Higher (lower) crude oil production	(0.31)					(0.31)
Higher (lower) realized natural gas prices, after hedging	(0.01)					(0.01)
Higher (lower) other operating revenues	(0.03)					(0.03)
Midstream Revenues
Higher (lower) operating revenues			0.04			0.04
Downstream Margins***
Impact of usage and weather				(0.03)		(0.03)
Impact of new rates****				(0.07)		(0.07)
System modernization tracker revenues				0.02		0.02
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.06					0.06
Lower (higher) operating expenses	0.03	(0.02)	(0.01)	(0.02)		(0.02)
Lower (higher) property, franchise and other taxes	0.02					0.02
Lower (higher) depreciation / depletion	(0.07)		—			(0.07)
Other Income (Expense)
(Higher) lower other deductions	0.01	0.01		0.06	0.01	0.09
(Higher) lower interest expense				(0.04)	0.02	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	—	—	—	0.01	—	0.01
All other / rounding	—	(0.01)	(0.01)	—	(0.01)	(0.03)
Second quarter 2023 adjusted operating results per share	0.68	0.26	0.26	0.35	(0.01)	1.54
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.02)					(0.02)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Second quarter 2023 GAAP earnings per share	$0.66	$0.26	$0.26	$0.35	$—	$1.53

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Six months ended March 31, 2022 GAAP earnings	$133,490	$50,637	$45,229	$75,178	$(4,814)	$299,720
Items impacting comparability:
Reduction of other post-retirement regulatory liability				(18,533)		(18,533)
Tax impact of reduction of other post-retirement regulatory liability				3,892		3,892
Unrealized (gain) loss on other investments					6,659	6,659
Tax impact of unrealized (gain) loss on other investments					(1,398)	(1,398)
Six months ended March 31, 2022 adjusted operating results	133,490	50,637	45,229	60,537	447	290,340
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	36,513					36,513
Higher (lower) crude oil production	(56,128)					(56,128)
Higher (lower) realized natural gas prices, after hedging	34,518					34,518
Higher (lower) other operating revenues	(2,601)					(2,601)
Midstream Revenues
Higher (lower) operating revenues		7,119	6,766			13,885
Downstream Margins***
Impact of usage and weather				348		348
Impact of new rates****				(10,059)		(10,059)
System modernization tracker revenues				2,597		2,597
Higher (lower) other operating revenues				1,741		1,741
Operating Expenses
Lower (higher) lease operating and transportation expenses	11,341					11,341
Lower (higher) operating expenses	6,507	(3,700)	(2,105)	(4,108)	(489)	(3,895)
Lower (higher) property, franchise and other taxes	891					891
Lower (higher) depreciation / depletion	(11,147)	(1,617)	(690)			(13,454)
Other Income (Expense)
(Higher) lower other deductions	2,304	1,519	438	9,652	(3,881)	10,032
(Higher) lower interest expense	(855)	(852)		(5,423)	3,639	(3,491)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(1,137)	(251)	(776)	739	(158)	(1,583)
All other / rounding	128	480	210	(487)	(116)	215
Six months ended March 31, 2023 adjusted operating results	153,824	53,335	49,072	55,537	(558)	311,210
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(2,273)					(2,273)
Tax impact of unrealized gain (loss) on derivative asset	623					623
Unrealized gain (loss) on other investments					1,278	1,278
Tax impact of unrealized gain (loss) on other investments					(268)	(268)
Six months ended March 31, 2023 GAAP earnings	$152,174	$53,335	$49,072	$55,537	$452	$310,570

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2022 GAAP earnings per share	$1.45	$0.55	$0.49	$0.82	$(0.05)	$3.26
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				(0.16)		(0.16)
Unrealized (gain) loss on other investments, net of tax					0.05	0.05
Six months ended March 31, 2022 adjusted operating results per share	1.45	0.55	0.49	0.66	—	3.15
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.40					0.40
Higher (lower) crude oil production	(0.61)					(0.61)
Higher (lower) realized natural gas prices, after hedging	0.37					0.37
Higher (lower) other operating revenues	(0.03)					(0.03)
Midstream Revenues
Higher (lower) operating revenues		0.08	0.07			0.15
Downstream Margins***
Impact of usage and weather				—		—
Impact of new rates****				(0.11)		(0.11)
System modernization tracker revenues				0.03		0.03
Higher (lower) other operating revenues				0.02		0.02
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.12					0.12
Lower (higher) operating expenses	0.07	(0.04)	(0.02)	(0.04)	(0.01)	(0.04)
Lower (higher) property, franchise and other taxes	0.01					0.01
Lower (higher) depreciation / depletion	(0.12)	(0.02)	(0.01)			(0.15)
Other Income (Expense)
(Higher) lower other deductions	0.02	0.02	—	0.10	(0.04)	0.10
(Higher) lower interest expense	(0.01)	(0.01)		(0.06)	0.04	(0.04)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.01)	—	(0.01)	0.01	—	(0.01)
All other / rounding	0.01	—	0.01	(0.01)	—	0.01
Six months ended March 31, 2023 adjusted operating results per share	1.67	0.58	0.53	0.60	(0.01)	3.37
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.02)					(0.02)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Rounding					0.01	0.01
Six months ended March 31, 2023 GAAP earnings per share	$1.65	$0.58	$0.53	$0.60	$0.01	$3.37

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and will have no earnings impact for the year ended September 30, 2023.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2023	2022	2023	2022
Operating Revenues:
Utility Revenues	$406,758	$369,092	$718,376	$605,776
Exploration and Production and Other Revenues	244,552	261,676	521,525	505,957
Pipeline and Storage and Gathering Revenues	65,951	70,952	136,218	136,544
	717,261	701,720	1,376,119	1,248,277
Operating Expenses:
Purchased Gas	243,839	199,592	415,035	301,219
Operation and Maintenance:
Utility	56,453	53,476	106,805	100,120
Exploration and Production and Other	31,782	49,806	58,655	95,425
Pipeline and Storage and Gathering	37,479	33,518	70,740	63,446
Property, Franchise and Other Taxes	25,367	27,717	51,572	52,219
Depreciation, Depletion and Amortization	100,964	91,245	197,564	179,823
	495,884	455,354	900,371	792,252

Operating Income	221,377	246,366	475,748	456,025

Other Income (Expense):
Other Income	2,884	10,018	9,203	8,940
Interest Expense on Long-Term Debt	(27,583)	(30,079)	(57,188)	(60,209)
Other Interest Expense	(5,861)	(1,519)	(9,704)	(2,680)

Income Before Income Taxes	190,817	224,786	418,059	402,076

Income Tax Expense	49,937	57,458	107,489	102,356

Net Income Available for Common Stock	$140,880	$167,328	$310,570	$299,720

Earnings Per Common Share
Basic	$1.53	$1.83	$3.39	$3.28
Diluted	$1.53	$1.82	$3.37	$3.26

Weighted Average Common Shares:
Used in Basic Calculation	91,794,765	91,444,638	91,686,110	91,354,488
Used in Diluted Calculation	92,256,348	92,064,711	92,264,717	92,047,467

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2023	2022
ASSETS
Property, Plant and Equipment	$12,978,137	$12,551,909
Less - Accumulated Depreciation, Depletion and Amortization	6,162,406	5,985,432
Net Property, Plant and Equipment	6,815,731	6,566,477
Current Assets:
Cash and Temporary Cash Investments	71,533	46,048
Hedging Collateral Deposits	—	91,670
Receivables - Net	257,965	361,626
Unbilled Revenue	60,018	30,075
Gas Stored Underground	6,554	32,364
Materials and Supplies - at average cost	45,204	40,637
Unrecovered Purchased Gas Costs	26,851	99,342
Other Current Assets	75,233	59,369
Total Current Assets	543,358	761,131
Other Assets:
Recoverable Future Taxes	104,426	106,247
Unamortized Debt Expense	8,062	8,884
Other Regulatory Assets	61,497	67,101
Deferred Charges	85,053	77,472
Other Investments	74,618	95,025
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	224,701	196,597
Fair Value of Derivative Financial Instruments	42,424	9,175
Other	1,896	2,677
Total Other Assets	608,153	568,654
Total Assets	$7,967,242	$7,896,262
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,795,080 Shares and 91,478,064 Shares, Respectively	$91,795	$91,478
Paid in Capital	1,031,341	1,027,066
Earnings Reinvested in the Business	1,810,454	1,587,085
Accumulated Other Comprehensive Loss	(54,864)	(625,733)
Total Comprehensive Shareholders' Equity	2,878,726	2,079,896
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,085,235	2,083,409
Total Capitalization	4,963,961	4,163,305
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	410,000	60,000
Current Portion of Long-Term Debt	—	549,000
Accounts Payable	119,497	178,945
Amounts Payable to Customers	2,830	419
Dividends Payable	43,602	43,452
Interest Payable on Long-Term Debt	14,303	17,376
Customer Advances	—	26,108
Customer Security Deposits	34,382	24,283
Other Accruals and Current Liabilities	257,923	257,327
Fair Value of Derivative Financial Instruments	34,763	785,659
Total Current and Accrued Liabilities	917,300	1,942,569
Other Liabilities:
Deferred Income Taxes	1,000,526	698,229
Taxes Refundable to Customers	354,274	362,098
Cost of Removal Regulatory Liability	265,626	259,947
Other Regulatory Liabilities	189,378	188,803
Other Post-Retirement Liabilities	2,977	3,065
Asset Retirement Obligations	160,910	161,545
Other Liabilities	112,290	116,701
Total Other Liabilities	2,085,981	1,790,388
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,967,242	$7,896,262

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2023	2022

Operating Activities:
Net Income Available for Common Stock	$310,570	$299,720
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	197,564	179,823
Deferred Income Taxes	80,745	94,212
Stock-Based Compensation	11,286	10,631
Reduction of Other Post-Retirement Regulatory Liability	—	(18,533)
Other	10,758	14,494
Change in:
Receivables and Unbilled Revenue	71,760	(166,584)
Gas Stored Underground and Materials, Supplies and Emission Allowances	21,243	32,040
Unrecovered Purchased Gas Costs	72,491	29,377
Other Current Assets	(15,864)	(8,605)
Accounts Payable	(29,169)	2,006
Amounts Payable to Customers	2,411	3,401
Customer Advances	(26,108)	(17,223)
Customer Security Deposits	10,099	1,474
Other Accruals and Current Liabilities	28,741	11,164
Other Assets	(26,901)	(32,659)
Other Liabilities	(8,417)	(9,119)
Net Cash Provided by Operating Activities	$711,209	$425,619

Investing Activities:
Capital Expenditures	$(496,362)	$(415,415)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	13,525
Deposit Paid for Upstream Assets	(12,700)	—
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	10,000	30,000
Other	14,413	13,689
Net Cash Used in Investing Activities	$(484,649)	$(358,201)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$250,000	$—
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	100,000	59,500
Reduction of Long-Term Debt	(549,000)	—
Dividends Paid on Common Stock	(87,051)	(83,091)
Net Repurchases of Common Stock	(6,694)	(9,026)
Net Cash Used in Financing Activities	$(292,745)	$(32,617)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(66,185)	34,801
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	137,718	120,138
Cash, Cash Equivalents, and Restricted Cash at March 31	$71,533	$154,939

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2023	2022	Variance	2023	2022	Variance
Total Operating Revenues	$244,552	$261,593	$(17,041)	$521,525	$505,791	$15,734
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,435	18,798	(1,363)	33,033	36,553	(3,520)
Lease Operating and Transportation Expense	65,783	72,548	(6,765)	127,328	141,684	(14,356)
All Other Operation and Maintenance Expense	2,089	4,756	(2,667)	4,612	9,328	(4,716)
Property, Franchise and Other Taxes	4,671	7,041	(2,370)	11,647	12,775	(1,128)
Depreciation, Depletion and Amortization	58,605	50,547	8,058	114,164	100,054	14,110
	148,583	153,690	(5,107)	290,784	300,394	(9,610)

Operating Income	95,969	107,903	(11,934)	230,741	205,397	25,344

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	347	(186)	533	694	(372)	1,066
Interest and Other Income	(1,623)	75	(1,698)	(292)	131	(423)
Interest Expense	(12,186)	(12,206)	20	(25,420)	(24,338)	(1,082)
Income Before Income Taxes	82,507	95,586	(13,079)	205,723	180,818	24,905
Income Tax Expense	21,525	24,465	(2,940)	53,549	47,328	6,221
Net Income	$60,982	$71,121	$(10,139)	$152,174	$133,490	$18,684
Net Income Per Share (Diluted)	$0.66	$0.77	$(0.11)	$1.65	$1.45	$0.20

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$64,223	$67,795	$(3,572)	$131,844	$129,342	$2,502
Intersegment Revenues	30,880	27,602	3,278	60,915	54,405	6,510
Total Operating Revenues	95,103	95,397	(294)	192,759	183,747	9,012
Operating Expenses:
Purchased Gas	462	989	(527)	887	1,437	(550)
Operation and Maintenance	27,275	24,438	2,837	51,294	46,611	4,683
Property, Franchise and Other Taxes	8,440	8,599	(159)	17,123	17,180	(57)
Depreciation, Depletion and Amortization	17,728	17,294	434	35,142	33,095	2,047
	53,905	51,320	2,585	104,446	98,323	6,123

Operating Income	41,198	44,077	(2,879)	88,313	85,424	2,889

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,330	767	563	2,660	1,534	1,126
Interest and Other Income	958	192	766	2,822	1,595	1,227
Interest Expense	(10,877)	(10,618)	(259)	(21,829)	(20,750)	(1,079)
Income Before Income Taxes	32,609	34,418	(1,809)	71,966	67,803	4,163
Income Tax Expense	8,751	8,948	(197)	18,631	17,166	1,465
Net Income	$23,858	$25,470	$(1,612)	$53,335	$50,637	$2,698
Net Income Per Share (Diluted)	$0.26	$0.28	$(0.02)	$0.58	$0.55	$0.03

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$1,728	$3,157	$(1,429)	$4,374	$7,202	$(2,828)
Intersegment Revenues	55,253	49,447	5,806	109,020	97,627	11,393
Total Operating Revenues	56,981	52,604	4,377	113,394	104,829	8,565
Operating Expenses:
Operation and Maintenance	10,715	9,551	1,164	20,403	17,739	2,664
Property, Franchise and Other Taxes	3	(3)	6	14	2	12
Depreciation, Depletion and Amortization	8,918	8,362	556	17,626	16,753	873
	19,636	17,910	1,726	38,043	34,494	3,549

Operating Income	37,345	34,694	2,651	75,351	70,335	5,016

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	37	(56)	93	75	(112)	187
Interest and Other Income	225	18	207	395	27	368
Interest Expense	(3,900)	(4,071)	171	(7,943)	(8,219)	276
Income Before Income Taxes	33,707	30,585	3,122	67,878	62,031	5,847
Income Tax Expense	9,373	8,493	880	18,806	16,802	2,004
Net Income	$24,334	$22,092	$2,242	$49,072	$45,229	$3,843
Net Income Per Share (Diluted)	$0.26	$0.24	$0.02	$0.53	$0.49	$0.04

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$406,758	$369,092	$37,666	$718,376	$605,776	$112,600
Intersegment Revenues	358	110	248	420	184	236
Total Operating Revenues	407,116	369,202	37,914	718,796	605,960	112,836
Operating Expenses:
Purchased Gas	271,881	225,469	46,412	470,301	352,680	117,621
Operation and Maintenance	57,292	54,249	3,043	108,568	101,710	6,858
Property, Franchise and Other Taxes	12,123	11,955	168	22,531	22,013	518
Depreciation, Depletion and Amortization	15,553	14,997	556	30,428	29,827	601
	356,849	306,670	50,179	631,828	506,230	125,598

Operating Income	50,267	62,532	(12,265)	86,968	99,730	(12,762)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	(5)	13,023	(13,028)	(13)	8,697	(8,710)
Interest and Other Income	1,769	289	1,480	3,211	813	2,398
Interest Expense	(9,709)	(5,504)	(4,205)	(17,752)	(11,028)	(6,724)
Income Before Income Taxes	42,322	70,340	(28,018)	72,414	98,212	(25,798)
Income Tax Expense	10,602	17,292	(6,690)	16,877	23,034	(6,157)
Net Income	$31,720	$53,048	$(21,328)	$55,537	$75,178	$(19,641)
Net Income Per Share (Diluted)	$0.35	$0.58	$(0.23)	$0.60	$0.82	$(0.22)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	—	—	—	—	$6	$(6)
Total Operating Revenues	—	—	—	—	6	(6)
Operating Expenses:
Purchased Gas	—	—	—	—	6	(6)
Operation and Maintenance	—	—	—	21	5	16
	—	—	—	21	11	10

Operating Loss	—	—	—	(21)	(5)	(16)
Other Income (Expense):
Interest and Other Income	(62)	—	(62)	(387)	2	(389)
Interest Expense	(28)	—	(28)	(49)	—	(49)
Loss before Income Taxes	(90)	—	(90)	(457)	(3)	(454)
Income Tax Expense (Benefit)	(21)	—	(21)	(107)	4	(111)
Net Loss	$(69)	—	(69)	(350)	(7)	(343)
Net Loss Per Share (Diluted)	$—	—	$—	$—	—	$0.00

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$—	$83	$(83)	$—	$166	$(166)
Intersegment Revenues	1,153	1,082	71	2,304	2,165	139
Total Operating Revenues	1,153	1,165	(12)	2,304	2,331	(27)
Operating Expenses:
Operation and Maintenance	4,265	3,835	430	7,447	6,844	603
Property, Franchise and Other Taxes	130	125	5	257	249	8
Depreciation, Depletion and Amortization	160	45	115	204	94	110
	4,555	4,005	550	7,908	7,187	721

Operating Loss	(3,402)	(2,840)	(562)	(5,604)	(4,856)	(748)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(354)	(1,017)	663	(709)	(2,034)	1,325
Interest and Other Income	37,409	28,740	8,669	75,286	61,918	13,368
Interest Expense on Long-Term Debt	(27,583)	(30,079)	2,496	(57,188)	(60,209)	3,021
Other Interest Expense	(6,308)	(947)	(5,361)	(11,250)	(1,604)	(9,646)
Income (Loss) before Income Taxes	(238)	(6,143)	5,905	535	(6,785)	7,320
Income Tax Benefit	(293)	(1,740)	1,447	(267)	(1,978)	1,711
Net Income (Loss)	$55	$(4,403)	$4,458	$802	$(4,807)	$5,609
Net Income (Loss) Per Share (Diluted)	$—	$(0.05)	$0.05	$0.01	$(0.05)	$0.06

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2023	2022	Variance	2023	2022	Variance
Intersegment Revenues	$(87,644)	$(78,241)	$(9,403)	$(172,659)	$(154,387)	$(18,272)
Operating Expenses:
Purchased Gas	(28,504)	(26,866)	(1,638)	(56,153)	(52,904)	(3,249)
Operation and Maintenance	(59,140)	(51,375)	(7,765)	(116,506)	(101,483)	(15,023)
	(87,644)	(78,241)	(9,403)	(172,659)	(154,387)	(18,272)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(37,147)	(31,827)	(5,320)	(74,539)	(63,259)	(11,280)
Interest Expense	37,147	31,827	5,320	74,539	63,259	11,280
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2023		2022		(Decrease)	2023		2022		(Decrease)

Capital Expenditures:
Exploration and Production	$155,112	(1)	$134,748	(3)	$20,364	$323,617	(1)(2)	$273,960	(3)(4)	$49,657
Pipeline and Storage	16,838	(1)	14,404	(3)	2,434	33,265	(1)(2)	38,465	(3)(4)	(5,200)
Gathering	20,788	(1)	11,055	(3)	9,733	34,081	(1)(2)	19,975	(3)(4)	14,106
Utility	23,942	(1)	23,925	(3)	17	49,230	(1)(2)	43,308	(3)(4)	5,922
Total Reportable Segments	216,680		184,132		32,548	440,193		375,708		64,485
All Other	—		—		—	—		—		—
Corporate	391		271		120	403		496		(93)
Total Capital Expenditures	$217,071		$184,403		$32,668	$440,596		$376,204		$64,392

(1)Capital expenditures for the quarter and six months ended March 31, 2023, include accounts payable and accrued liabilities related to capital expenditures of $56.1 million, $2.2 million, $2.0 million, and $4.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2023, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the six months ended March 31, 2023, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the six months ended March 31, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2023.

(3)Capital expenditures for the quarter and six months ended March 31, 2022, include accounts payable and accrued liabilities related to capital expenditures of $52.5 million, $3.5 million, $3.4 million, and $4.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2022, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the six months ended March 31, 2022, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the six months ended March 31, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2022.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended March 31,	Normal	2023	2022	Normal (1)	Last Year (1)
Buffalo, NY	3,290	2,820	3,161	(14.3)	(10.8)
Erie, PA	3,108	2,645	2,973	(14.9)	(11.0)

Six Months Ended March 31,
Buffalo, NY	5,543	4,868	4,865	(12.2)	0.1
Erie, PA	5,152	4,632	4,533	(10.1)	2.2

(1)Percents compare actual 2023 degree days to normal degree days and actual 2023 degree days to actual 2022 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	93,241	83,565	9,676	183,815	164,954	18,861
West Coast	—	397	(397)	—	805	(805)
Total Production	93,241	83,962	9,279	183,815	165,759	18,056

Average Prices (Per Mcf)
Appalachia	$2.79	$3.97	$(1.18)	$3.77	$4.18	$(0.41)
West Coast	N/M	10.04	N/M	N/M	9.91	N/M
Weighted Average	2.79	4.00	(1.21)	3.77	4.21	(0.44)
Weighted Average after Hedging	2.58	2.60	(0.02)	2.80	2.56	0.24

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	1	6	15	1	14
West Coast	—	522	(522)	—	1,070	(1,070)
Total Production	7	523	(516)	15	1,071	(1,056)

Average Prices (Per Barrel)
Appalachia	$74.12	$78.32	$(4.20)	$78.25	$75.38	$2.87
West Coast	N/M	94.95	N/M	N/M	85.93	N/M
Weighted Average	74.12	94.93	(20.81)	78.25	85.93	(7.68)
Weighted Average after Hedging	74.12	70.45	3.67	78.25	67.30	10.95

Total Production (MMcfe)	93,283	87,100	6,183	183,905	172,185	11,720

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.19	$0.22	$(0.03)	$0.18	$0.21	$(0.03)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.71	$0.83	$(0.12)	$0.69	$0.82	$(0.13)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.63	$0.58	$0.05	$0.62	$0.58	$0.04

N/M Not Meaningful (as a result of the sale of Seneca's West Coast assets in June 2022)

(1)Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.58 and $0.55 per Mcfe for the three months ended March 31, 2023 and March 31, 2022, respectively. Amounts include transportation expense of $0.58 and $0.56 per Mcfe for the six months ended March 31, 2023 and March 31, 2022, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Six Months of Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	65,640,000	MMBTU	$2.88 / MMBTU
No Cost Collars	47,880,000	MMBTU	$3.43 / MMBTU (Floor) / $4.13 / MMBTU (Ceiling)
Fixed Price Physical Sales	41,700,181	MMBTU	$2.25 / MMBTU
Total	155,220,181	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	119,180,000	MMBTU	$3.28 / MMBTU
No Cost Collars	65,280,000	MMBTU	$3.33 / MMBTU (Floor) / $4.17 / MMBTU (Ceiling)
Fixed Price Physical Sales	73,687,093	MMBTU	$2.42 / MMBTU
Total	258,147,093	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	59,560,000	MMBTU	$3.39 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	70,289,781	MMBTU	$2.46 / MMBTU
Total	173,809,781	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	15,520,000	MMBTU	$4.03 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	62,893,544	MMBTU	$2.37 / MMBTU
Total	121,133,544	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	12,000,000	MMBTU	$4.29 / MMBTU
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	45,517,002	MMBTU	$2.39 / MMBTU
Total	61,077,002	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,000,000	MMBTU	$4.29 / MMBTU
Fixed Price Physical Sales	11,850,451	MMBTU	$2.48 / MMBTU
Total	12,850,451	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	766,673	MMBTU	$2.54 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Firm Transportation - Affiliated	48,147	46,459	1,688	86,616	74,656	11,960
Firm Transportation - Non-Affiliated	182,934	185,571	(2,637)	369,089	350,967	18,122
Interruptible Transportation	619	752	(133)	1,927	1,520	407
	231,700	232,782	(1,082)	457,632	427,143	30,489

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Gathered Volume	109,344	103,736	5,608	217,371	204,829	12,542

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Retail Sales:
Residential Sales	27,884	32,026	(4,142)	48,037	49,521	(1,484)
Commercial Sales	4,384	4,923	(539)	7,378	7,466	(88)
Industrial Sales	267	268	(1)	418	392	26
	32,535	37,217	(4,682)	55,833	57,379	(1,546)
Transportation	22,788	25,745	(2,957)	41,098	43,338	(2,240)
	55,323	62,962	(7,639)	96,931	100,717	(3,786)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the six months ended March 31, 2023 and 2022:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2023	2022	2023	2022
Reported GAAP Earnings	$140,880	$167,328	$310,570	$299,720
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	2,471	—	2,273	—
Tax impact of unrealized (gain) loss on derivative asset	(677)	—	(623)	—
Unrealized (gain) loss on other investments (Corporate / All Other)	(1,068)	2,170	(1,278)	6,659
Tax impact of unrealized (gain) loss on other investments	224	(456)	268	(1,398)
Reduction of other post-retirement regulatory liability (Utility)	—	(18,533)	—	(18,533)
Tax impact of reduction of other post-retirement regulatory liability	—	3,892	—	3,892
Adjusted Operating Results	$141,830	$154,401	$311,210	$290,340

Reported GAAP Earnings Per Share	$1.53	$1.82	$3.37	$3.26
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.02	—	0.02	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	0.02	(0.01)	0.05
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	(0.16)	—	(0.16)
Rounding	—	—	(0.01)	—
Adjusted Operating Results Per Share	$1.54	$1.68	$3.37	$3.15

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the six months ended March 31, 2023 and 2022:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2023	2022	2023	2022
Reported GAAP Earnings	$140,880	$167,328	$310,570	$299,720
Depreciation, Depletion and Amortization	100,964	91,245	197,564	179,823
Other (Income) Deductions	(2,884)	(10,018)	(9,203)	(8,940)
Interest Expense	33,444	31,598	66,892	62,889
Income Taxes	49,937	57,458	107,489	102,356
Adjusted EBITDA	$322,341	$337,611	$673,312	$635,848

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$58,926	$61,371	$123,455	$118,519
Gathering Adjusted EBITDA	46,263	43,056	92,977	87,088
Total Midstream Businesses Adjusted EBITDA	105,189	104,427	216,432	205,607
Exploration and Production Adjusted EBITDA	154,574	158,450	344,905	305,451
Utility Adjusted EBITDA	65,820	77,529	117,396	129,557
Corporate and All Other Adjusted EBITDA	(3,242)	(2,795)	(5,421)	(4,767)
Total Adjusted EBITDA	$322,341	$337,611	$673,312	$635,848

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2023	2022	2023	2022
Exploration and Production Segment
Reported GAAP Earnings	$60,982	$71,121	$152,174	$133,490
Depreciation, Depletion and Amortization	58,605	50,547	114,164	100,054
Other (Income) Deductions	1,276	111	(402)	241
Interest Expense	12,186	12,206	25,420	24,338
Income Taxes	21,525	24,465	53,549	47,328
Adjusted EBITDA	$154,574	$158,450	$344,905	$305,451

Pipeline and Storage Segment
Reported GAAP Earnings	$23,858	$25,470	$53,335	$50,637
Depreciation, Depletion and Amortization	17,728	17,294	35,142	33,095
Other (Income) Deductions	(2,288)	(959)	(5,482)	(3,129)
Interest Expense	10,877	10,618	21,829	20,750
Income Taxes	8,751	8,948	18,631	17,166
Adjusted EBITDA	$58,926	$61,371	$123,455	$118,519

Gathering Segment
Reported GAAP Earnings	$24,334	$22,092	$49,072	$45,229
Depreciation, Depletion and Amortization	8,918	8,362	17,626	16,753
Other (Income) Deductions	(262)	38	(470)	85
Interest Expense	3,900	4,071	7,943	8,219
Income Taxes	9,373	8,493	18,806	16,802
Adjusted EBITDA	$46,263	$43,056	$92,977	$87,088

Utility Segment
Reported GAAP Earnings	$31,720	$53,048	$55,537	$75,178
Depreciation, Depletion and Amortization	15,553	14,997	30,428	29,827
Other (Income) Deductions	(1,764)	(13,312)	(3,198)	(9,510)
Interest Expense	9,709	5,504	17,752	11,028
Income Taxes	10,602	17,292	16,877	23,034
Adjusted EBITDA	$65,820	$77,529	$117,396	$129,557

Corporate and All Other
Reported GAAP Earnings	$(14)	$(4,403)	$452	$(4,814)
Depreciation, Depletion and Amortization	160	45	204	94
Other (Income) Deductions	154	4,104	349	3,373
Interest Expense	(3,228)	(801)	(6,052)	(1,446)
Income Taxes	(314)	(1,740)	(374)	(1,974)
Adjusted EBITDA	$(3,242)	$(2,795)	$(5,421)	$(4,767)

Management defines free cash flow as net cash provided by operating activities less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to reliably predict the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.